                                                                EXHIBIT 10.14

                          LOAN AND SECURITY AGREEMENT


     This LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of October 28, 1999, between SILICON VALLEY BANK, a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02481, doing business under the name "Silicon Valley East" ("Bank") and CKG MEDIA.COM, INC., d/b/a Phase 2 Media, ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1     ACCOUNTING AND OTHER TERMS
           --------------------------

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation" in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

     2     LOAN AND TERMS OF PAYMENT
           -------------------------

     2.1   Credit Extensions. Borrower shall pay Bank the unpaid principal
           -----------------
amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

     2.1.1 Letter of Credit.
           ----------------

           (a) Bank shall issue or have issued (by a banking institution acceptable to Borrower) one (1) Letter of Credit for Borrower's account not exceeding Two Million Five Hundred Thousand Dollars ($2,500,000.00) in substantially the form of Exhibit 2.1.1(a) hereto. The Letter of Credit shall expire no later than 180 days after the Maturity Date provided Borrower's Letter of Credit reimbursement obligation is secured by (a) the Guaranty or (b) cash on terms acceptable to Bank at any time after the Maturity Date if the term of this Agreement is not extended by Bank. The Letter of Credit shall be subject to the terms and conditions of Bank's form of standard Application and Letter of Credit Agreement.

           (b) The obligation of Borrower to immediately reimburse Bank for any drawing made under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letter of Credit and Letter of Credit Agreement, under all circumstances whatsoever. Borrower shall indemnify, defend, protect, and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with such Letter of Credit other than claims relating the Bank's wilful failure to comply with its obligations under the Letter of Credit.

           (c) Borrower may request that Bank issue the Letter of Credit payable in a currency other than United States Dollars. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an draw of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

     2.2   Fees. Borrower shall pay to Bank:
           ----

           (a) Letter of Credit Fee. A fully earned, non-refundable letter of credit fee of Twenty-Five Thousand Dollars ($25,000.00) due on the Closing Date; and

           (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date when due.
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     3     CONDITIONS OF LOANS
           -------------------

     3.1   Conditions Precedent to Initial Credit Extension. The obligation of
           ------------------------------------------------
Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

           (a)   this Agreement:

           (b) a certificate of the Secretary of Borrower with respect to its certificate of incorporation, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

           (c) a certificate of Guarantor with respect to operating agreement, certificate of formation, incumbency and authorization to execute and deliver the Guaranty;

           (d) an opinion of Borrower's counsel as to authority and enforceability as to the Borrower;

           (e)   guaranty by the Guarantor;

           (f)   financing statements (Forms UCC-1);

           (g)   insurance certificate;

           (h)   payment of the fees and Bank Expenses then due specified in
     Section 2.2 hereof;

           (i) Certificates of Good Standing and Legal Existence for Borrower and Guarantor;

           (j) Certificates of Foreign Qualification (if applicable) for Borrower and Guarantor; and

           (k) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     4     CREATION OF SECURITY INTEREST
           -----------------------------

     4.1   Grant of Security Interest. Borrower grants Bank a continuing
           --------------------------
security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Any security interest shall be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.

     5     REPRESENTATIONS AND WARRANTIES
           ------------------------------

     Borrower represents and warrants as follows:

     5.1   Due Organization and Authorization. Borrower and each Subsidiary is
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duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

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     5.2   Collateral. Borrower has good title to the Collateral, free of Liens
           ----------
except Permitted Liens. All Inventory is in all material respects of good and marketable quality, free from material defects.

     5.3   Litigation. Except as shown in the Schedule, there are no actions or
           ----------
proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

     5.4   No Material Adverse Change in Financial Statements. All consolidated
           --------------------------------------------------
financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

     5.5   Solvency. Borrower is able to pay its debts (including trade debts)
           --------
as they mature.

     5.6   Regulatory Compliance. Borrower is not an "investment company" or a
           ---------------------
company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to result in a Material Adverse Change.

     5.7   Subsidiaries. Borrower does not own any stock, partnership interest
           ------------
or other equity securities except for Permitted Investments.

     5.8   Full Disclosure. No representation, warranty or other statement of
           ---------------
Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

     6     AFFIRMATIVE COVENANTS
           ---------------------

     Borrower shall do all of the following:

     6.1   Government Compliance. Borrower shall maintain its and all
           ---------------------
Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

     6.2 Financial Statements, Reports, Certificates. Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer of Borrower; (ii) as soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated balance sheet and income statement covering Guarantor's consolidated operations during the period, in a form acceptable to Bank and certified by a Responsible Officer of Guarantor;
(iii) as soon as available, but no later than one hundred fifty (150) days after the end of Borrower's fiscal year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank; (iv) within

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five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; and (vi) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

     6.3  Inventory; Returns. Borrower shall keep all Inventory in good and
          ------------------
marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00).

     6.4  Taxes. Borrower shall make, and cause each Subsidiary to make, timely
          -----
payment of all material federal, state, and local taxes or assessments unless Borrower and/or its Subsidiary legally contests any of same, owing by Borrower and shall deliver to Bank, on demand, appropriate certificates attesting to such payments or contest thereof.

     6.5  Insurance. Borrower shall keep its business and the Collateral insured
          ---------
for risks and in amounts, as Bank reasonably requests. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, be payable to Borrower unless an Event of Default has occurred and is continuing, in which event, proceeds will be then payable to the Bank on account of the Obligations. So long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Fifty Thousand ($50,000.00) toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations.

     6.6  Further Assurances. Borrower shall execute any further instruments and
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take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

     7    NEGATIVE COVENANTS
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     Borrower shall not do any of the following without the Bank's written consent, which shall not be unreasonably withheld:

     7.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose of
          ------------
(collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any material part of its business or property, other than a Transfer (i) of Inventory in the ordinary course of business; (ii) of exclusive or non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (iii) of worn-out, damaged or obsolete Equipment; (iv) of subleased leased space to the extent necessary; or
(v) a Transfer by Borrower to a Subsidiary or vice versa provided such Subsidiary becomes a borrower hereunder and complies with all the representations and warranties of Borrower hereunder.

     7.2  Changes in Business, Ownership, Management or Business Locations.
          ----------------------------------------------------------------
Engage in or permit any of its Subsidiaries to engage in any business substantially different from the businesses currently engaged in by Borrower. Borrower shall not, without at least thirty (30) days prior written notice to Bank, relocate its principal executive office or add any new offices or business locations.

     7.3  Mergers or Acquisitions. Merge or consolidate, or permit any of its
          -----------------------
Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (each a "Business Acquisition"); provided, however, the foregoing shall not

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prohibit (i) a merger, consolidation or other combination, provided that the surviving entity has a net worth not less than an amount equal to Borrower's net worth on the date hereof; or (ii) any Business Acquisition by Borrower or any of its Subsidiaries so long as (x) no Event of Default shall have occurred and be continuing, (y) the purchase price for such Business Acquisition (if in cash or debt), when aggregated with all other Business Acquisitions which were acquired by cash or by debt, does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00); and (z) the assets acquired shall become Collateral hereunder.

     7.4   Indebtedness. Create, incur, assume, or be liable for any
           ------------
Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

     7.5   Encumbrance. Create, incur, or allow any Lien on any of its property,
           -----------
or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to Bank's first priority security interest in the Collateral subject only to Permitted Liens.

     7.6   Investments; Distributions. Directly or indirectly acquire or own any
           --------------------------
Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so.

     7.7   Transactions with Affiliates. Directly or indirectly enter or permit
           ----------------------------
any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, on terms no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.8   Compliance. Undertake as one of its important activities extending
           ----------
credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

     8     EVENTS OF DEFAULT
           -----------------

     Any one of the following is an Event of Default:

     8.1   Payment Default. Borrower fails to pay any of the Obligations and
           ---------------
does not cure the same within three (3) days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

     8.2   Covenant Default. Borrower does not perform any obligation in Section
           ----------------
6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten
(10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days) to attempt to cure the default. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

     8.3   Material Adverse Change. A Material Adverse Change occurs;
           -----------------------

     8.4   Attachment. (i) Any material portion of Borrower's assets is
           ----------
attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days; (ii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iii) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (iv) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within ten (10) days after

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Borrower receives notice. These are not Events of Default if stayed, paid, or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

     8.5  Insolvency. (i) Borrower becomes insolvent; (ii) Borrower begins an
          ----------
Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be make before any Insolvency Proceeding is dismissed);

     8.6  Other Agreements. If there is a default in any agreement to which
          ----------------
Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness (which Indebtedness is equal to or exceeds Two Hundred Fifth Thousand ($250,000.00)) is likely to cause a Material Adverse Change;

     8.7  Judgments. If a judgment or judgments not covered by insurance
          ---------
(exclusive of the deductible) for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8  Misrepresentations. If Borrower or any Person acting for Borrower
          ------------------
makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

     8.9  Guaranty. Any guaranty of any Obligations ceases for any reason to be
          --------
in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Section (S).4,
8.5 occurs to any guarantor (except that with respect to Section 8.7, the amount shall be modified to One Million Dollars ($1,000,000.00)).

     9    BANK'S RIGHTS AND REMEDIES
          --------------------------

     9.1  Rights and Remedies. When an Event of Default occurs and continues
          -------------------
Bank may, without notice or demand, do any or all of the following:

          (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

          (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

          (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

          (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

          (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the Credit or the account of Borrower;

          (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

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

           (g)   Dispose of the Collateral according to the Code.

     Notwithstanding anything to the contrary, so long as the Guaranty is in full force and effect and no violation of the covenants has occurred thereunder, the existence of any Event of Default prior to the earlier of a draw under the Letter of Credit or the expiration of the Letter of Credit, shall not result, except where the Borrower fails to comply with the financial reporting covenants contained in Section 6.2 hereof, in the exercising of any rights or the enforcement of any of Bank's remedies hereunder; provided further than in the event of any such draw, the Obligations may only be accelerated in an amount equal to the amount of such draw plus Bank's reasonable expenses incurred in connection with the collection of said amount.

     9.2   Power of Attorney. Borrower hereby irrevocably appoints Bank as its
           -----------------
lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle, and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank its power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3   Accounts Collection. When an Event of Default occurs and continues,
           -------------------
Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

     9.4   Bank Expenses. If Borrower fails to obtain insurance as required
           -------------
under Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of the payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5   Bank's Liability for Collateral. So long as the Bank complies with
           -------------------------------
reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.6   Remedies Cumulative. Bank's rights and remedies under this Agreement,
           -------------------
the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.7   Demand Waiver. Except for the cure periods provided in Sections 8.1
           -------------
and 8.2 hereof, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guaranties held by Bank on which Borrower is liable.

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

     10    NOTICES
           -------

     All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed at the beginning of this Agreement. Notices shall be deemed given when received or refused. Either Bank or Borrower may change its notice address by giving the other written notice.

           If to Borrower:  CKG Media.com, Inc. d/b/a Phase 2 Media
                            420 Lexington Avenue
                            New York, New York 10170
                            Attn: Mr. Robert Chmiel
                            FAX: (917) 368-7207

           with a copy to:  Zukerman, Gore & Brandeis, LLP
                            Attorneys at Law
                            900 Third Avenue
                            New York, New York 10022
                            Attn: Andrew M. Chonoles, Esq.
                            FAX: (212) 223-6433

           If to Bank:      Silicon Valley Bank
                            40 William Street
                            Wellesley, Massachusetts 02481
                            Attn: Douglas W. Marshall, Vice President
                            FAX: (781) 431-9906

           with a copy to:  Riemer & Braunstein LLP
                            Three Center Plaza
                            Boston, Massachusetts 02108
                            Attn: David A. Ephraim, Esquire
                            FAX: (617) 880-3456


     11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
           ------------------------------------------

     Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Suffolk County, Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdictions of the courts and venue in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12    GENERAL PROVISIONS
           ------------------

     12.1  Successors and Assigns. This Agreement binds and is for the benefit
           ----------------------
of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion unless such assignment is pursuant to a merger or consolidation permitted under Section
7.3 hereof. Bank has the right, without the consent of or prior notice to Borrower, but with reasonable subsequent notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

     12.2 Indemnification. Borrower hereby indemnifies, defends and holds the
          ---------------
Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from or following transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

     12.3 Time of Essence. Time is of the essence for the performance of all
          ---------------
Obligations in this Agreement.

     12.4 Severability of Provision. Each provision of this Agreement is
          -------------------------
severable from every other provision in determining the enforceability of any provision.

     12.5 Amendments in Writing, Integration. All amendments to this Agreement
          ----------------------------------
must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersedes prior or contemporaneous negotiations or agreements. All prior or contemporaneous agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.6 Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, are one Agreement.

     12.7 Survival. All covenants, representations and warranties made in this
          --------
Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank shall survive until all statutes of limitations for actions that may be brought against Bank have run.

     12.8 Confidentiality. In handling any confidential information, Bank shall
          ---------------
exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower; (ii) to prospective transferees or purchasers of any interest in the Loans; (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either:
(a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     12.9 Attorneys' Fees, Costs and Expenses. In any action or proceeding
          -----------------------------------
between Borrower and Bank arising out of the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled, whether or not a lawsuit is filed.

     13   DEFINITIONS
          -----------

     13.1 Definitions.
          -----------

     "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

     "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "Bank Expenses" are all expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings) and audit fees incurred after the occurrence of an Event of Default.

     "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

     "Business Acquisition" is defined in Section 7.3.

     "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "Closing Date" is the date of this Agreement.

     "Code" is the Massachusetts Uniform Commercial Code.

     "Collateral" is the property described on Exhibit A.
                                               ---------

     "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

     "Credit Extension" is the Letter of Credit or any other extension of credit by Bank for Borrower's benefit.

     "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "GAAP" is generally accepted accounting principles.

     "Guarantor" is any present or future guarantor of the Obligations, including Vector Capital II, L.P.

     "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "Insolvency Proceeding" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, or Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

     "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "Letter of Credit" means a letter of credit or similar undertaking issued by Bank pursuant to Section 2.1.1.

     "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "Material Adverse Change" is: a material impairment in the perfection or priority of Bank's security interest in a material portion of the Collateral or in the value of such Collateral other than normal depreciation which is not covered by adequate insurance occurs.

     "Maturity Date" is one day prior to the one-year anniversary of the Closing Date.

     "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "Permitted Indebtedness" is:

          (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

          (b) Indebtedness existing on the Closing Date and shown on the Schedule;

          (c)   Subordinated Debt;

          (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

          (e)   Indebtedness secured by Permitted Liens;

          (f)   Indebtedness to Vector Capital II, L.P. relating to the
     Guaranty;

          (g)   Indebtedness to any Affiliate;

          (h)   rental obligations for leases and subleases of real property;

          (i) Contingent Obligations arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

          (j) Indebtedness incurred in connection with a permitted Business Acquisition;

          (k) Indebtedness not otherwise included in paragraphs (a)-(j) which does not at any time exceed the sum of Two Hundred Fifty Thousand Dollars ($250,000.00).

"Permitted Investments" are:

     (a)   Investments shown on the Schedule and existing on the Closing Date;

     (b) (i) deposit accounts maintained by Borrower; (ii) investments (including debt and equity) received in connection with the bankruptcy or reorganization of suppliers and customers in settlement of delinquent obligations;

     (c) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) certificates of deposit issued by a nationally recognized bank maturing no more than 1 year after issue;

     (d) Business Acquisitions permitted hereunder and other acquisitions of another entity's capital stock or assets to the extent not otherwise expressly prohibited herein; and

     (e) advances and loans to employees and officers in the ordinary course of business.

"Permitted Liens" are:

     (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's secured interests or if additional Collateral acceptable to Bank has been granted to Bank;

     (c)   Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the
                                          --
property and improvements and the proceeds of the equipment, including insurance proceeds on a casualty thereof;

     (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business (wherein Borrower is the lessor, sublessor or licensor, as the case may be), if the leases, subleases, licenses
                                            --
and sublicenses do not prohibit Borrower from granting Bank a security interest;

     (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                            ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not violate the Permitted Indebtedness covenant;

     (f) pledges or deposits in connection with the Worker's Compensation, unemployment insurance and other Social Security legislation;

     (g) easements, rights of ways, restrictions and covenants, provided some do not materially impair value or use of asset;

     (h) Liens in connection with judgment, subject to the cap otherwise provided herein;

     (i)   landlord's lien's; and

          (j) mechanics and materialsmen liens, provided same are legally contested and Borrower sets aside adequate reserves.

     "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "Responsible Officer" is each of the Chairman, Chief Executive Officer, President, Chief Financial Officer and Controller.

     "Schedule" is any attached schedule of exceptions.

     "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor).

     "Subsidiary" is for any Person, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a scaled instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:
--------

CKG MEDIA.COM, INC.
d/b/a PHASE 2 MEDIA

By  /s/ Robert E. [illegible]
  ----------------------------
Name: Robert E. [illegible]
     -------------------------
Title: President & CEO
      ------------------------

BANK:
----

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By  /s/ Douglas W. Marshall
  ----------------------------
Name: Douglas W. Marshall
     -------------------------
Title: Vice President
      ------------------------

SILICON VALLEY BANK

By /s/ Heidi Fetty
   ------------------------------
Name:  Heidi Fetty
     ----------------------------
Title: Assistant Vice President
      ---------------------------
(Signed in Santa Clara County, California)

                                   EXHIBIT A


     The Collateral consists of all right, title and interest of Borrower in and to the following:

     All goods, equipment, inventory, contract rights (to the extent a security interest may be obtained), general intangibles, accounts, documents, instruments, chattel paper, cash, deposit accounts, fixtures, letters of credit, investment property, and financial assets, whether now owned or hereafter acquired, wherever located; and

     All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

     The Collateral does not include:

Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing.

                          Schedule of Permitted Liens

Lien relating to lease of copier from Canon Financial Services, Inc. Lien taken by Vector Capital II, L.P. as Collateral Agent